UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On April 23, 2014, after receiving approval from the Board of Governors of the Federal Reserve System (the “FRB”), the Board of Directors of First United Corporation (the “Corporation”) declared a cash dividend, in the aggregate amount of $675,000, on the 30,000 outstanding shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), which will be paid on May 15, 2014. At the time of payment, the Corporation will also pay approximately $5.8 million in accrued but unpaid dividends that were deferred, beginning with the dividend payment due on November 15, 2010, at the request of the FRB. Until further notice from the FRB, the Corporation must obtain the FRB’s prior approval before declaring or paying any future quarterly dividend, which will depend on, among other things, the Corporation’s financial condition and results of operations and its receipt of cash dividends from its bank subsidiary, First United Bank & Trust (the “Bank”). The Bank’s regulators have the ability to prohibit the Bank from paying dividends to the Corporation if they determine that such payment could be detrimental to the Bank. Accordingly, no assurance can be given that the FRB will permit the Corporation to pay dividends on the Series A Preferred Stock on any future dividend payment date.

This Item 8.01 contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers of this report should be aware of the speculative nature of forward-looking statements. Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events, identify forward-looking statements. These statements include, among others, those concerning assumptions, expectations, predictions, intentions and/or beliefs about future events. These statements are based on the management’s current beliefs and assumptions, as well as information currently available to the management, and reflect management’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the FRB will deny an application by the Corporation to make a future quarterly dividend payment; the risk that the Bank’s regulators will prohibit the Bank from paying cash dividends to the Corporation; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Corporation’s obligations to comply with applicable laws, government regulations and rules and standards of The NASDAQ Stock Market; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Corporation files with the Securities and Exchange Commission (the “SEC”), and readers of this report are urged to review those periodic reports and the Corporation’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Corporation assumes no obligation to update its forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: April 24, 2014	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver
President and Chief Financial Officer